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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12
Raining Data Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RAINING DATA CORPORATION
17500 Cartwright Road
Irvine, California 92614

Notice of Annual Meeting of Stockholders
December 15, 2004

To the Stockholders of Raining Data Corporation:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Raining Data Corporation, a Delaware corporation (the "Company"), will be held at the Hilton Irvine, located at 18800 MacArthur Boulevard, Irvine, California 92612, on Wednesday, December 15, 2004 at 10:00 a.m. local time for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

  1.
  To elect two (2) Class III directors of the Company to serve a term of three (3) years or until their successors are duly elected and qualified;

  2.
  To ratify the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending March 31, 2005; and

  3.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        Only stockholders of record at the close of business on November 1, 2004 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. A list of such stockholders will be available for examination by any stockholder at the Annual Meeting, or at the office of the Secretary of the Company, 17500 Cartwright Road, Irvine, California 92614, for a period of ten (10) days prior to the Annual Meeting.

        A copy of the Company's Annual Report for the fiscal year ended March 31, 2004, containing consolidated financial statements, is included with this mailing. Your attention is directed to the accompanying Proxy Statement for the text of the matters to be proposed at the Annual Meeting and further information regarding each proposal to be made.

        STOCKHOLDERS UNABLE TO ATTEND THE ANNUAL MEETING IN PERSON ARE ASKED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU WISH.

By Order of the Board of Directors,

Geoffrey P. Wagner Chairman of the Board

Irvine, California November 8, 2004

RAINING DATA CORPORATION
17500 Cartwright Road
Irvine, California 92614

PROXY STATEMENT

Annual Meeting of Stockholders—December 15, 2004

INFORMATION CONCERNING SOLICITATION AND VOTING

        This Proxy Statement is furnished by the Board of Directors of Raining Data Corporation, a Delaware corporation (the "Board" and the "Company," respectively), in connection with the solicitation of proxies to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held on Wednesday, December 15, 2004, at 10:00 a.m. local time, at the Hilton Irvine, 18800 MacArthur Boulevard, Irvine, California 92612, and at any adjournments or postponements thereof. Our principal executive office is located at 17500 Cartwright Road, Irvine, California 92614 and our telephone number is (949) 442-4400. The purposes of the Annual Meeting are set forth in the accompanying Notice of Annual Meeting of Stockholders.

        This Proxy Statement and the Notice of Annual Meeting and proxy are being mailed to all stockholders entitled to vote at the Annual Meeting on or about November 8, 2004. ANY PROXY IN WHICH NO DIRECTION IS SPECIFIED WILL BE VOTED IN FAVOR OF EACH OF THE MATTERS FOR WHICH NO DIRECTION IS SPECIFIED.

GENERAL INFORMATION ABOUT THE MEETING

        The close of business on November 1, 2004 has been fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. On that date, the Company's outstanding voting securities consisted of 18,473,794 shares of Common Stock and 300,000 shares of Series A Convertible Preferred Stock, which were held by approximately 140 stockholders of record. The Series A Convertible Preferred Stock will be treated as though it had been converted into 500,100 shares of the Company's Common Stock for purposes of voting at the Annual Meeting and will be voted together with the Common Stock as a single class. On all matters that come before the Annual Meeting, each stockholder will be entitled to one (1) vote for each share of Common Stock held by the stockholder on the record date.

        If a broker, bank or other nominee holds your shares, you will receive instructions from them that you must follow in order to have your shares voted.

        Holders of a majority of the Company's outstanding securities entitled to vote must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. If the shares present, in person or by proxy, at the Annual Meeting do not constitute the required quorum, the Annual Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

        Shares that are voted "FOR," AGAINST," "WITHHOLD AUTHORITY" or "ABSTAIN" will be treated as being present at the Annual Meeting for purposes of establishing a quorum. Accordingly, if you have returned a valid proxy or attend the Annual Meeting in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the Annual Meeting. Broker "non-votes" (i.e., votes from shares held of record by brokers as to which the beneficial owners have given no voting instructions) will also be counted as present for purposes of determining the presence of a quorum.

        Abstentions are included in determining the number of shares voted on the proposals submitted to stockholders (other than the election of directors) and will have the same effect as a vote against such proposals. Because directors are elected by a plurality of the votes of the shares represented at the Annual Meeting, abstentions will have no effect on the outcome of the election of directors. Although broker non-votes will be counted for the purpose of determining the presence of a quorum, broker non-votes will not be counted for the purpose of determining the number of shares voted on either of the proposals submitted to stockholders. Accordingly, broker non-votes will have no effect on the outcome of a vote on either proposal.

        Whether or not you are able to attend the Annual Meeting, the Company urges you to submit your proxy, which is solicited by the Board, and, when properly dated, executed and returned, the shares represented by such proxy will be voted at the Annual Meeting in accordance with the instructions given. You are urged to give instructions as to how to vote your shares. However, if no specific instructions are given, the shares will be voted in accordance with the following recommendations of our Board:

  •
  "FOR" the election of Carlton H. Baab and Gerald F. Chew as a Class III directors to serve a term of three (3) years expiring at the Annual Meeting of Stockholders in 2007 or until their successors are duly elected and qualified; and

  •
  "FOR" ratification of KPMG LLP as our independent auditors for the fiscal year ending March 31, 2005.

        We are not aware of any matters to be presented other than those described in this Proxy Statement. If any matters not described in the Proxy Statement are properly presented at the Annual Meeting, the persons designated in the enclosed proxy (the "Proxy Agents") will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned, the Proxy Agents can vote your shares on the new meeting date as well, unless you have revoked your proxy.

        You may revoke your proxy at any time prior to its use by (i) delivering a written notice of revocation to the chief financial officer of the Company, (ii) filing a duly executed proxy bearing a later date with the Company or (iii) attending the Annual Meeting and voting in person.

        The costs of this solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement and the proxy, will be borne by the Company. The Company will request brokerage houses and other nominees, custodians and fiduciaries to forward soliciting material to beneficial owners of the Company's voting securities. The Company may reimburse brokerage firms and other persons representing beneficial owners for their expenses in forwarding solicitation materials to beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, either personally or by telephone or facsimile. Except as described above, the Company does not intend to solicit proxies other than by mail.

PROPOSAL ONE
ELECTION OF DIRECTORS

General

        The Bylaws of the Company provide that the Board is to be composed of no less than five (5) and no more than nine (9) directors divided into Classes I, II and III, each with as nearly equal a number of directors as possible. The exact number of directors is currently set at five (5) by resolution of the Board. The directors are elected to serve staggered three-year terms, with the term of one class of directors expiring each year at the Annual Meeting of Stockholders.

        At the Annual Meeting, two (2) individuals will be elected as Class III directors, to serve for three (3) year terms or until their successors are duly elected and qualified. The Board has nominated Carlton H. Baab and Gerald F. Chew for election as Class III directors at the Annual Meeting.

        The Board knows of no reason why the nominees would be unable or unwilling to serve, but if either nominee should, for any reason, be unable or unwilling to serve, the proxies will be voted for the election of such other person to the office of director as the Board may recommend in the place of such nominee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE NOMINEES FOR ELECTION AS MEMBERS OF THE BOARD OF DIRECTORS.

Voting Information

        Proxies solicited by the Board will, unless otherwise directed, be voted to elect the nominees proposed by the Board. A stockholder submitting a proxy may vote for the nominees for election to the Board or may withhold his or her vote from such nominees. Directors are elected by a plurality of votes, and, therefore, if a quorum is present and voting, the two nominees receiving the highest number of affirmative votes will be elected to the Board. Abstentions and broker non-votes, while included for the purpose of determining the presence of a quorum at the Annual Meeting, will have no effect on the vote. The Proxy Agents will vote your shares FOR the nominee unless instructions to the contrary are indicated in the enclosed proxy.

        Each nominee has agreed to serve the Company as a director if elected. However, should a nominee become unwilling or unable to serve if elected, the Proxy Agents will exercise their voting power in favor of such other person as the Board may recommend. The Company's Restated Certificate of Incorporation does not provide for cumulative voting in the election of directors.

Nominees and Current Directors

        The following table sets forth the names, ages, as of September 30, 2004, and committee memberships of the current directors of the Company, the dates they joined the Board of Directors and the years in which their terms expire:

Name of Director	Age	Director Since	Term Expires
Geoffrey P. Wagner(1,2,3,4)	47	1998	2005
Carlton H. Baab	46	2001	2004
Gerald F. Chew(2)	44	1998	2004
Richard W. Koe(1,3)	47	2003	2006
Douglas G. Marshall(1,2,3)	48	1998	2005

(1)
Member of the Compensation Committee

(2)
Member of the Audit Committee

(3)
Member of the Nominating and Corporate Governance Committee

(4)
Member of the Stock Committee, a subcommittee of the Compensation Committee

        The following is a brief summary of the background of each director:

        Mr. Wagner joined the Board in July 1998, has served as Chairman of the Board since August 2001 and served as our Secretary from February 1999 through November 2000. Mr. Wagner has served as a General Partner of Rockport Group, L.P. ("Rockport") since its founding in 1990 and its sole General Partner since 1994. Rockport invests in a variety of industries. Prior to 1990, Mr. Wagner held sales executive positions at several Wall Street firms, including five years at Bear Stearns & Co., Inc. and five years at Kidder, Peabody & Co., Inc. Mr. Wagner holds a B.S. in Business Administration from Portland State University. Mr. Wagner serves as Chairman of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee, and is the sole member of the Stock Committee, a subcommittee of the Compensation Committee.

        Mr. Baab joined us as the President and Chief Executive Officer in August 2001 and was appointed as a member of the Board in December 2001. From May 2001 to August 2001, Mr. Baab served as a Managing Principal of Astoria Capital Management ("ACM"), a Securities and Exchange Commission (the "SEC") registered investment advisor and a General Partner of Astoria Capital Partners, L.P. ("ACP"), a significant stockholder of ours. In August 2001, Mr. Baab took a formal leave of absence from ACM to join us. From March 2000 to April 2001, Mr. Baab was the Vice President of Finance and Chief Financial Officer of Certive, Inc., a web-based small-business services firm. From January 1999 to March 2000, Mr. Baab was the Chief Operating Officer and Chief Financial Officer of RemarQ Communities, Inc., a web-based provider of discussion group services. Mr. Baab served as Chief Financial Officer of the CKS Group ("CKS"), a marketing communications company, from February 1994 through December 1998. In addition, Mr. Baab served as an Executive Vice President and the Secretary of CKS from August 1995 through December 1998 and as CKS's Chief Operating Officer from August 1995 through May 1996. Mr. Baab also served on the Board of Directors of Momentum Business Applications, Inc. (Nasdaq: MMTM), which provided research and development expertise on a contract basis, until it was acquired by PeopleSoft (Nasdaq: PSFT) in April 2002. Mr. Baab also serves on the University of Southern California, School of Engineering Board of Councilors. Mr. Baab holds a B.S. in Electrical Engineering, with honors, from the University of Southern California and an M.B.A. from the Harvard Graduate School of Business Administration.

        Mr. Chew joined the Board in July 1998. Mr. Chew most recently served as the President and Chief Operating Officer of MDSI Mobile Data Solutions Inc. ("MDSI") from April 2001 to March 2002 and served as a director of MDSI from 1995 until April 2001. Mr. Chew served as Executive Vice President of Ancora Capital & Management Group, LLC, an investment firm, from June 1998 to January 2001. Since February 1997, Mr. Chew has served as Managing Director of The Cairn Group. Mr. Chew holds a B.S. in Electrical Engineering from the University of California, Davis and an M.B.A. from the Amos Tuck School of Business Administration at Dartmouth College. Mr. Chew serves on the Audit Committee.

        Mr. Koe joined the Board in January 2003. Mr. Koe serves as Managing General Partner for ACP, a significant stockholder of ours, and Montavilla Partners, L.P., both of which are investment partnerships, and as President of ACM. Mr. Koe serves on the Compensation Committee and the Nominating and Corporate Governance Committee.

        Mr. Marshall joined the Board in July 1998. Mr. Marshall is Senior Vice President of Deposit Strategy and Product Management at Washington Mutual (NYSE: WM), a financial services company. Mr. Marshall joined Washington Mutual in November 2001. From August 1994 to November 2001, Mr. Marshall held a number of marketing positions at Bank of America (NYSE: BAC), most recently as Vice President of Advertising and Marketing Communications. Mr. Marshall holds a B.A. in English from Seattle Pacific University and an M.B.A. from the University of Washington. Mr. Marshall serves on the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee.

        To the Company's knowledge, with the exception of Mr. Chew and Mr. Koe, who are cousins, there are no family relationships between any of our directors and executive officers.

Meetings and Committees of the Board of Directors

        The Board currently has three (3) committees and one (1) subcommittee: an Audit Committee, a Compensation Committee, a Stock Committee, which is a subcommittee of the Compensation Committee, and a Nominating and Corporate Governance Committee. The following describes each committee, its current membership, the number of meetings held during fiscal 2004, and its function. All members of these committees are non-employee directors.

        The Board held three (3) meetings during the fiscal year ended March 31, 2004. Each director attended all of the meetings of the Board, and each director attended all meetings of the committees and subcommittees on which he served during his term, except that Carlton H. Baab did not participate in one Board meeting approving his annual bonus. The Board has determined that all of its directors, other than Mr. Baab and Mr. Koe, are "independent" as defined in the National Association of Securities Dealers listing standards. The Company relies on the "Controlled Company" exemption set forth in Rule 4350(c)(5) of the National Association of Securities Dealers' listing standards. The Company is a "Controlled Company" as defined in such Rule since more than 50% of the voting power of the Company is held by Astoria Capital Partners, L.P.

        The members of the Audit Committee are Geoffrey P. Wagner, Douglas G. Marshall and Gerald F. Chew. The Audit Committee held seven (7) meetings during the fiscal year ended March 31, 2004. The functions of the Audit Committee include reviewing and supervising the financial controls of the Company, appointing, compensating and overseeing the work of the independent auditors, reviewing the books and accounts of the Company, meeting with the officers of the Company regarding the Company's financial controls, acting upon recommendations of the independent auditors and taking such further actions as the Audit Committee deems necessary to complete an audit of the books and accounts of the Company. The Board has adopted a written charter for the Audit Committee. The members of the Audit Committee are "independent" as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards.

        The members of the Compensation Committee are Geoffrey P. Wagner, Douglas G. Marshall and Richard W. Koe. The Compensation Committee held two (2) meetings during the fiscal year ended March 31, 2004. The Compensation Committee's functions include reviewing with management cash and other compensation policies for employees, making recommendations to the Board regarding compensation matters and determining compensation for the Chief Executive Officer. In addition, the Compensation Committee administers the Company's stock plans and, within the terms of each stock plan, determines the terms and conditions of issuances of awards thereunder. The Board has adopted a written charter for the Compensation Committee.

        The members of the Nominating and Corporate Governance Committee are Geoffrey P. Wagner, Douglas G. Marshall and Richard W. Koe. The Nominating and Corporate Governance Committee held two (2) meetings during the fiscal year ended March 31, 2004. The Nominating and Corporate Governance Committee makes recommendations to the Board regarding the size and composition of the Board, establishes procedures for the nomination process, recommends candidates for election to the Board and nominates officers for election by the Board. In addition, the Nominating and Corporate Governance Committee reviews and reports to the Board on a periodic basis with regard to matters of corporate governance. The Board has adopted a written charter for the Nominating and Corporate Governance Committee, which is posted on our Internet website at www.rainingdata.com. All members of the Corporate Governance and Nominating Committee, other than Mr. Koe, are "independent" as defined in the National Association of Securities Dealers listing standards.

        The Nominating and Corporate Governance Committee will consider recommendations for candidates to the Board from stockholders holding no less than 2% of the outstanding shares of the Company's voting securities continuously for at least 12 months prior to the date of the submission of the recommendation for nomination. If the Nominating and Corporate Governance Committee wishes to identify new independent director candidates for Board membership, it is authorized to retain, and to approve the fees of, third party executive search firms to help identify prospective director nominees. A stockholder that desires to recommend a candidate for election to the Board shall direct the recommendation in writing to Raining Data Corporation, attention Corporate Secretary, 17500 Cartwright Road, Irvine, California 92614, and must include the candidate's name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years and evidence of the nominating person's ownership of Company stock, a statement from the recommending stockholder in support of the candidate, references, particularly within the context of the criteria for Board membership, including issues of character, diversity, skills, judgment, age, independence, industry experience, expertise, corporate experience, length of service, other commitments and the like, and a written indication by the candidate of her/his willingness to serve, if elected. The Nominating and Corporate Governance Committee has not formally adopted any specific, minimum qualifications that must be met by each candidate for the Board, nor are there specific qualities or skills that are necessary for one or more of the members of the Board to possess. The Nominating and Corporate Governance Committee believes that candidates and nominees must reflect a Board that is comprised of directors who (i) are predominantly independent, (ii) are of high integrity, (iii) have or have had experience in positions with a high degree of responsibility, (iv) are or were leaders in the companies or institutions with which they are or were affiliated, (v) have qualifications that will increase overall Board effectiveness and (vi) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members. In order to identify and evaluate nominees for director, the Nominating and Corporate Governance Committee regularly reviews the current composition and size of the Board, reviews qualifications of nominees, evaluates the performance of the Board as a whole, evaluates the performance and qualifications of individual members of the Board eligible for re-election at the annual meeting of stockholders, considers such factors as character; diversity; skills; judgment; age; independence; industry experience; expertise; corporate experience; length of service; other commitments and the like; and the general needs of the Board, including applicable independence requirements. The Nominating and Corporate Governance Committee considers each individual candidate in the context of the current perceived needs of the Board as a whole. The Nominating and Corporate Governance Committee uses the same process for evaluating all nominees, regardless of the original source of the nomination.

        The Company encourages all incumbent directors and nominees for election as director to attend the annual meeting of stockholders. All of the Company's directors attended the annual meeting of stockholders in December 2003.

Stockholder Communications with the Board

        A stockholder that desires to communicate directly with the Board or one or more of its members concerning the affairs of the Company shall direct the communication in written correspondence by letter to Raining Data Corporation, attention Corporate Secretary, 17500 Cartwright Road, Irvine, California 92614. If such communication is intended for some but not all of the members of the Board, the intended recipients shall be clearly indicated in bold type at the beginning of the letter. Alternatively, a stockholder may communicate anonymously with the non-employee members of the Board via the Internet website www.mysafeworkplace.com.

PROPOSAL TWO
RATIFICATION
OF THE APPOINTMENT OF INDEPENDENT AUDITORS

        The Audit Committee has selected the accounting firm of KPMG LLP to serve as the Company's independent auditors for the fiscal year ending March 31, 2005. KPMG LLP were the independent auditors for the year ended March 31, 2004. A proposal to ratify the appointment of KPMG LLP for the current year will be presented at the Annual Meeting. Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

        The decision of the Audit Committee to appoint KPMG LLP was based on a careful consideration of the firm's qualifications as independent auditors. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, the issues, if any, raised by the most recent quality control review, and the reputation for integrity and competence of the firm in the fields of accounting and auditing. The Audit Committee's review also included matters required to be considered under the SEC's Rules on Auditor Independence, including the nature and extent of non-audit services, to ensure that such services will not impair the independence of the auditors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS.

Voting Information

        Although ratification by stockholders is not required by law, the Board has determined that it is desirable to request approval of this selection by the stockholders. Ratification of the selection requires the affirmative vote by a majority of the shares entitled to vote present in person or represented by proxy at the Annual Meeting. Abstentions, while included for the purpose of determining the presence of a quorum at the Annual Meeting, will have the effect of a vote against the ratification of KPMG LLP as our independent auditors. Broker non-votes, while included for the purpose of determining the presence of a quorum at the Annual Meeting, will have no effect on the vote. The Proxy Agents will vote your shares FOR approval of the ratification of the appointment of KPMG LLP as our independent auditors for the fiscal year ending March 31, 2005 unless instructions to the contrary are indicated in the enclosed proxy. Notwithstanding its selection, the Audit Committee, in its discretion, may appoint new independent auditors at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders. If the stockholders do not ratify the appointment of KPMG LLP, the Audit Committee may reconsider its selection.

Fees Paid to Principal Accountants

        The following table presents the aggregate fees billed for the indicated services performed by KPMG LLP during the 2004 and 2003 fiscal years.

Description of Services	2004	2003
Audit Fees	$395,136	$386,000
Audit-Related Fees	$—	$—
Tax Fees	$65,062	$85,000
All Other Fees	$—	$—

Total	$460,198	$471,000

        Audit Fees.    Audit Fees relate to professional services rendered in connection with the audit of our annual financial statements, quarterly review of financial statements included in our 10-QSB, and audit services provided in connection with other statutory and regulatory filings.

        Tax Fees.    Tax Fees include professional services related to tax compliance, tax advice and tax planning and transfer pricing consultation, including but not limited to the preparation of federal and state tax returns.

        The Audit Committee approved all of the services provided by KPMG LLP in fiscal years 2004 and 2003. Pursuant to the Audit Committee Charter, the Audit Committee must pre-approve audit and non-audit services to be provided to the Company by the independent auditor, or subsequently approve non-audit services in those circumstances where a subsequent approval is necessary and permissible.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of September 30, 2004, certain information with respect to the beneficial ownership of the Company's voting securities by (i) any person (including any "group" as set forth in Section 13(d) (3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) known by us to be the beneficial owner of more than five percent (5%) of any class of our voting securities, (ii) each director, (iii) each of the Named Executive Officers (defined below), and (iv) all of our current directors and executive officers as a group. As of September 30, 2004, there were 300,000 and 18,473,794 shares of issued and outstanding Series A Convertible Preferred Stock and Common Stock, respectively.

Name and Address(1)	Number of Shares of Series A Convertible Preferred Stock(2)	Percent of Total Series A Convertible Preferred Stock	Number of Shares of Common Stock	Percent of Total Common Stock
5% Stockholders
Carlton H. Baab(3)			17,483,033	67%
Richard W. Koe(4)			16,497,633	65%
Astoria Capital Partners, L.P.(5)	300,000	100%	16,433,033	65%
Geoffrey P. Wagner(6)			1,459,174	8%
Rockport Group, L.P.(7)			1,444,174	8%
Philip and Debra Barrett Charitable Trust(8)			1,348,168	7%
Philip Barrett(9)			1,368,168	7%
Debra Barrett(10)			1,367,730	7%
Directors and Officers
Mario I. Barrenechea(11)			266,114	1%
Boris Geller(12)			168,724	*
Soheil Raissi(13)			145,748	*
Gerald F. Chew(14)			126,825	*
Douglas G. Marshall(15)			120,655	*
Brian Bezdek(16)			118,020	*
All Directors and Executive Officers as a group (11 persons)(17)			20,229,523	69%

*
Represents less than 1%

(1)
Except as otherwise indicated below, we believe the persons whose names appear in the table above have sole voting and investment power with respect to all shares of stock shown as beneficially owned by them, subject to applicable community property laws.

(2)
"Series A Convertible Preferred Stock" refers to the Series A Convertible Preferred Stock, which is convertible into shares of Common Stock at a conversion rate of 1 to 1.667. The conversion rate may increase upon our issuance of additional shares of capital stock, as set forth in Section 5(c) of our Certificate of Designations of Series A Convertible Preferred Stock.

(3)
Represents options to purchase 1,050,000 shares of Common Stock exercisable within 60 days of September 30, 2004, held by Mr. Baab. Also includes the following shares beneficially owned by Astoria Capital Partners L.P. ("ACP"): 16,433,033 shares of Common Stock, which includes warrants to purchase 1,636,555 shares of Common Stock exercisable within 60 days of September 30, 2004, 4,427,941 shares of Common Stock which may be acquired upon the conversion of a subordinated convertible note payable to ACP for $22,139,705 convertible at $5.00 per share plus 322,959 shares of Common Stock issued as a payment in kind ("PIK") to cover accrued interest on the note on a quarterly basis and 500,100 shares of Common Stock which may be acquired upon conversion of 300,000 shares of Series A Convertible Preferred Stock. Mr. Baab is an employee of ACM, which is a general partner of ACP. As a general partner of ACP, ACM has a special profit interest in ACP's realized and unrealized gains and income in excess of a specified hurdle rate, subject to certain additional conditions. As an employee of ACM, Mr. Baab is entitled to an annual bonus equal to a fixed percentage of any special profit allocation ACP receives for the year in question. Mr. Baab, who is on formal leave of absence from ACM, disclaims beneficial ownership of the securities held by ACP as he does not hold voting or investment power over the holdings of ACP.

(4)
Includes the following shares beneficially owned by ACP: 16,433,033 shares of Common Stock, which includes warrants to purchase 1,636,555 shares of Common Stock exercisable within 60 days of September 30, 2004, 4,427,941 shares of Common Stock which may be acquired upon the conversion of a subordinated convertible note payable to ACP for $22,139,705 convertible at $5.00 per share plus 322,959 shares of Common Stock issued as a PIK to cover accrued interest on the note on a quarterly basis and 500,100 shares of Common Stock which may be acquired upon conversion of 300,000 shares of Series A Convertible Preferred Stock. Also includes 64,600 shares beneficially owned by Mr. Koe and ACM through an investment fund managed by ACM. Mr. Koe is the President and sole shareholder of ACM and Mr. Koe and ACM are the General Partners of ACP.

(5)
The principal address of ACP is 1675 SW Marlow Avenue, Suite 315 Portland, Oregon 97225. Includes warrants to purchase 1,636,555 shares of Common Stock exercisable within 60 days of September 30, 2004, 4,427,941 shares of Common Stock which may be acquired upon the conversion of a subordinated convertible note payable to ACP for $22,139,705 convertible at $5.00 per share plus 322,959 shares of Common Stock issued as a PIK to cover accrued interest on the note on a quarterly basis and 500,100 shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock.

(6)
Includes 5,000 shares of common stock owned by Mr. Wagner directly, 1,444,174 shares of Common Stock owned by Rockport, of which Mr. Wagner is the sole General Partner, and 10,000 shares of Common Stock purchased on April 5, 1999 by a trust of which Mr. Wagner's wife is the sole beneficiary. Mr. Wagner disclaims beneficial ownership of such 10,000 shares except to the extent of his pecuniary interest in such shares.

(7)
The principal address of Rockport is 1675 SW Marlow Avenue, Suite 315 Portland, Oregon 97225.

(8)
The principal address of the Philip and Debra Barrett Charitable Trust is P.O. Box 1033, Vancouver, Washington 98666. The Philip and Debra Barrett Charitable Trust has shared voting and dispositive power over the 1,348,168 shares of Common Stock with Philip Barrett and Debra Barrett.

(9)
The principal address for Mr. Barrett is P.O. Box 1033, Vancouver, Washington 98666. Includes 1,348,168 shares of Common Stock owned by the Philip and Debra Barrett Charitable Trust.

(10)
The principal address for Ms. Barrett is P.O. Box 1033, Vancouver, Washington 98666. Includes 1,348,168 shares of Common Stock owned by the Philip and Debra Barrett Charitable Trust.

(11)
Includes options to purchase 256,621 shares of Common Stock exercisable within 60 days of September 30, 2004, held by Mr. Barrenechea.

(12)
Includes options to purchase 163,332 shares of Common Stock exercisable within 60 days of September 30, 2004, held by Mr. Geller.

(13)
Includes options to purchase 131,248 shares of Common Stock exercisable within 60 days of September 30, 2004, held by Mr. Raissi.

(14)
Includes options to purchase 96,825 shares of Common Stock exercisable within 60 days of September 30, 2004, held by Mr. Chew.

(15)
Includes options to purchase 96,825 shares of Common Stock exercisable within 60 days of September 30, 2004, held by Mr. Marshall.

(16)
Includes options to purchase 100,520 shares of Common Stock exercisable within 60 days of September 30, 2004, held by Mr. Bezdek.

(17)
Includes an aggregate of 3,753,067 shares of Common Stock issuable upon exercise of options and warrants exercisable within 60 days of September 30, 2004, 4,427,941 shares of Common Stock which may be acquired upon the conversion of a subordinated convertible note payable to ACP for $22,139,705 convertible at $5.00 per share plus 322,959 shares of Common Stock issued as a PIK to cover accrued interest on the note on a quarterly basis and 500,100 shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

        The following sets forth certain information regarding our executive officers as of September 30, 2004:

Name	Age	Position(s)
Carlton H. Baab	46	President, Chief Executive Officer and Director
Brian C. Bezdek	33	Chief Financial Officer and Secretary
Mario I. Barrenechea	43	Senior Vice President, Worldwide Sales and Marketing
Mark Allen	60	Vice President, Worldwide Customer Support & Training
Boris Geller	41	Vice President, Market Development
Gwyneth M. Gibbs	61	Vice President, European Operations
Soheil Raissi	48	Vice President, Product Development & Professional Services

        Mr. Baab joined us as the President and Chief Executive Officer in August 2001 and was appointed as a member of the Board in December 2001. From May 2001 to August 2001, Mr. Baab served as a Managing Principal of Astoria Capital Management ("ACM"), a Securities and Exchange Commission (the "SEC") registered investment advisor and a General Partner of Astoria Capital Partners, L.P. ("ACP"), a significant stockholder of ours. In August 2001, Mr. Baab took a formal leave of absence from ACM to join us. From March 2000 to April 2001, Mr. Baab was the Vice President of Finance and Chief Financial Officer of Certive, Inc., a web-based small-business services firm. From January 1999 to March 2000, Mr. Baab was the Chief Operating Officer and Chief Financial Officer of RemarQ Communities, Inc., a web-based provider of discussion group services. Mr. Baab served as Chief Financial Officer of the CKS Group ("CKS"), a marketing communications company, from February 1994 through December 1998. In addition, Mr. Baab served as an Executive Vice President and the Secretary of CKS from August 1995 through December 1998 and as CKS's Chief Operating Officer from August 1995 through May 1996. Mr. Baab also served on the Board of Directors of Momentum Business Applications, Inc. (Nasdaq: MMTM), which provided research and development expertise on a contract basis, until it was acquired by PeopleSoft (Nasdaq: PSFT) in April 2002. Mr. Baab also serves on the University of Southern California, School of Engineering Board of Councilors. Mr. Baab holds a B.S. in Electrical Engineering, with honors, from the University of Southern California and an M.B.A. from the Harvard Graduate School of Business Administration.

        Mr. Bezdek has served as our Chief Financial Officer since January 2003 and has served as Secretary since April 2002. Mr. Bezdek joined us as Vice President, Finance, Corporate Controller and Secretary in April 2002. From May 1996 to April 2002, Mr. Bezdek held various corporate finance positions, most recently as Vice President of Finance, at Activision Publishing Inc. (Nasdaq: ATVI), a worldwide publisher, developer and distributor of video games and interactive entertainment products. Mr. Bezdek holds a B.S. in Business Administration from Bowling Green State University and is a Certified Public Accountant as well as a Certified Treasury Professional.

        Mr. Barrenechea has served as our Senior Vice President, Worldwide Sales and Marketing since December 2000. Mr. Barrenechea joined us from PickAx, with whom the Company merged in December 2000, where he served in a similar capacity. From 1994 until joining PickAx in 2000, Mr. Barrenechea served in various executive sales and marketing capacities at Informix, Inc., a leading supplier of computer software relational and multidimensional databases. Mr. Barrenechea holds a B.S. in Electrical Engineering from Temple University.

        Mr. Allen joined us as Vice President, Worldwide Customer Support and Training in August 2001. From January 2000 to August 2001, Mr. Allen served as Vice President, Service and Support at Bay Logics, a computer software company. From July 1998 to December 1999, Mr. Allen served as Director, Software Services at SGI (formally Silicon Graphics Computer Systems). In addition, from June 1997 to June 1998,

Mr. Allen served as Director, Research and Development at CoCreate Software, Inc. Mr. Allen attended the University of Massachusetts where he majored in Business Administration.

        Mr. Geller has served as our Vice President, Market Development since March 2002. Mr. Geller joined us from Steeleye Technology, Inc., an enterprise reliability and disaster recovery software company, where he served as Vice President, Marketing since May 2000. From February 1999 to May 2000, Mr. Geller served as Senior Director, Marketing and Alliances for BEA Systems (Nasdaq: BEAS), a provider of application infrastructure. From April 1998 to February 1999, Mr. Geller served as Senior Director, Marketing and Business Development for Imparto Software Corp., a web marketing automation software company. Prior to that, Mr. Geller served in a variety of executive and senior management positions in marketing, business development and product development at BMC/BGS (NYSE: BMC), HP/Digital Equipment Corp. (NYSE: HPQ), Legato/Qualix (Nasdaq: LGTO) and other enterprise software companies. Mr. Geller holds a B.S. and a M.S. in Computer Science from Boston University and an M.B.A. from Bentley College.

        Mrs. Gibbs has served as our Vice President, European Operations from our offices in the United Kingdom since December 2000. Mrs. Gibbs served as President and Interim Chief Executive Officer of Omnis, Inc. from October 1998 until our merger with PickAx in December 2000. Mrs. Gibbs joined us in October 1994 and was initially responsible for Research and Development in Europe. Mrs. Gibbs holds a B.S. in Astronomy from the University of London.

        Mr. Raissi has served as our Vice President, Product Development and Professional Services since September 2001. From March 2001 to September 2001, Mr. Raissi performed independent software and management consulting services. From September 2000 to March 2001, Mr. Raissi served as Vice President, Product Development for Equative, Inc., a computer software company providing web-based enterprise resource management applications to medium and larger enterprises. From September 1999 to August 2000, Mr. Raissi served as Vice President, Technical Services for Zland.com, an application service provider supplying hosted web-based applications through the Internet. From February 1996 to September 1999, Mr. Raissi served as the founding President of the Information Technology Group, which provided record and information management and retention scheduling software services to Fortune 1000 companies. Mr. Raissi holds a B.S. in Computer Science from California State University, Dominguez Hills and a B.A. in Literature from Pars University in Tehran, Iran.

Compensation of Executive Officers

        The following table sets forth the compensation of our Named Executive Officers, which consist of (i) all persons serving as the chief executive officer during the fiscal year and (ii) the four most highly compensated executive officers serving as such at the end of the fiscal year, in addition to the chief executive officer:

Summary Compensation Table

	Annual Compensation					Long Term Compensation Awards
Name and Principal Position	Year	Salary($)		Bonus($)		Securities Underlying Options(#)	All Other Compensation
Carlton H. Baab(1) President and Chief Executive Officer	2004 2003 2002	$ $ $	248,000 248,000 124,000	$ $	150,702 125,527 —	— — 1,000,000	$ $ $	11,510 7,639 5,523
Boris Geller Vice President, Market Development	2004 2003 2002	$ $ $	210,000 210,000 8,750	$ $	74,202 74,027 —	— — 245,000		— — —
Soheil Raissi Vice President, Product Development & Professional Services	2004 2003 2002	$ $ $	200,000 196,410 88,077	$ $	70,673 60,527 —	— 60,000 120,000		— — —
Brian C. Bezdek Chief Financial Officer and Secretary	2004 2003	$ $	175,000 142,491	$ $	61,933 16,184	— 175,000		— —
Mario I. Barrenechea(2) Senior Vice President, Worldwide Sales and Marketing	2004 2003 2002	$ $ $	180,000 180,000 221,677	$ $	19,716 15,547 —	— — —	$ $ $	4,956 4,956 4,956

(1)
All Other Compensation reflects payments to a continuing medical plan Mr. Baab had in place at the time he joined us.

(2)
All Other Compensation reflects premiums paid by us on a life insurance policy owned by Mr. Barrenechea.

Aggregated Option Exercises in Last Fiscal Year and Year-End Option Values

        The Named Executive Officers exercised no options during the last fiscal year.

        The following table shows, as to the Named Executive Officers, the value of unexercised options at March 31, 2004:

	Underlying Unexercised Options at Fiscal Year End(#)		Value of Unexercised In-the-Money Options at Fiscal Year End($)(1)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
Carlton Baab	1,050,000	—	$2,063,500	$—
Boris Geller	122,500	122,500	$118,825	$118,825
Soheil Raissi	101,248	78,752	$148,911	$104,889
Brian C. Bezdek	71,353	103,647	$82,124	$127,876
Mario I. Barrenechea	251,621	7,500	$123,725	$—

(1)
In accordance with SEC rules, values are calculated by subtracting the exercise price from the fair market value of the underlying common stock. For purposes of this table, fair market value is deemed to be closing price of the common stock on March 31, 2004, which was $3.49 per share.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

        Effective December 1, 2000, we entered into an employment agreement with Mr. Barrenechea that provides for six (6) months severance at his salary rate then in effect in the event his employment is terminated by the Company without cause.

        Effective March 18, 2002, we entered into an offer letter agreement with Boris Geller. The offer letter provides for full vesting of Mr. Geller's options upon the termination of his employment without cause within twelve (12) months following a change of control. In addition, the offer letter provides for severance benefits, including payment of his base salary for six (6) months and acceleration of six (6) months of vesting of his stock options, upon termination of his employment by the Company without cause.

        Effective April 5, 2002, we entered into an offer letter agreement with Mr. Bezdek. The offer letter provides for full vesting of Mr. Bezdek's options upon an involuntary termination other than for cause within twelve (12) months following a change of control. In addition, the offer letter provides for severance benefits, including payment of his base salary for six (6) months and acceleration of six (6) months of vesting of his stock options, upon termination without cause.

        Effective June 21, 2002, we entered into an Amendment to Stock Option Agreement with Mr. Raissi, which amended two Stock Option Agreements, dated October 10, 2001 and April 26, 2002, between Mr. Raissi and us, to, in each case, provide for 100% acceleration of vesting of his stock options in the event he is terminated without cause within twelve (12) months following a change of control.

        Effective April 5, 2003, we entered into a Severance and Change of Control Agreement with Mr. Baab. The agreement provides for twelve (12) months severance at Mr. Baab's salary rate then in effect in the event of his involuntary termination of employment. In the event of Mr. Baab's termination without cause within twelve (12) months following a change of control, the agreement provides for 100% acceleration of vesting of his stock options, as well as severance payments equal to 200% of the aggregate salary and bonus paid to Mr. Baab during the twelve (12) months preceding his termination.

        Effective April 1, 2004, we entered into a Service Agreement with Mrs. Gibbs. The Service Agreement may only be terminated by either party by the giving of six months prior written notice.

Compensation of Directors

        We reimburse directors for travel and other out-of-pocket expenses incurred in attending Board meetings. We do not pay cash compensation to our directors. No options or warrants were granted to any of our directors during the year ended March 31, 2004.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than ten percent (10%) of a registered class of our equity securities to file certain reports of ownership with the SEC and with the National Association of Securities Dealers, Inc. To our knowledge, based solely on a review of the copies of such reports furnished to the Company and any written representations that no other reports were required, all reports required to be filed during the fiscal year ended March 31, 2004 pursuant to Section 16(a) of the Exchange Act by directors, executive officers and ten percent (10%) beneficial owners were filed on timely basis.

Certain Relationships and Related Party Transactions

        On January 30, 2003, we entered into a Note Exchange Agreement with ACP, a significant stockholder of ours, to replace the existing Secured Promissory Note dated November 30, 2000, as amended, held by ACP. Under the terms of the Note Exchange Agreement, we issued to ACP a Convertible Subordinated Note having a principal amount of approximately $22.1 million, which principal amount is equal to the outstanding principal and accrued interest payable on the Secured Promissory Note as of the date of the agreement. The Convertible Subordinated Note is convertible into common stock at a price of $5.00 per share. The Convertible Subordinated Note matures on May 30, 2008, extending the May 30, 2003 maturity date of the Secured Promissory Note. The interest rate is 5% per annum, as compared to the interest rate of 10% per annum under the Secured Promissory Note. The interest will be payable quarterly at our option in cash or through increases to the outstanding principal of the Convertible Subordinated Note. Increases to the principal are to be done via issuance of PIK notes on a quarterly basis. Effective April 1, 2003, July 1, 2003, October 1, 2003, January 1, 2004 and April 1, 2004, we issued PIK notes to ACP for the accrued interest due April 1, 2003, July 1, 2003, October 1, 2003, January 1, 2004, April 1, 2004 and July 1, 2004. Mr. Koe, a director of the Company, is the President and sole shareholder of ACM, and Mr. Koe and ACM are the General Partners of ACP. Mr. Baab, our President, Chief Executive Officer and a director of the Company, is an employee of ACM. As an employee of ACM, Mr. Baab is entitled to an annual bonus equal to a fixed percentage of any special profit allocation ACP receives for the year in question. Mr. Baab is currently on a formal leave of absence from ACM.

        The Philip and Debra Barrett Charitable Remainder Trust, a significant stockholder of ours, loaned us $250,000 in September 2000. The loan, as amended, had a maturity date of April 2, 2003 with interest accruing at 10% per annum, payable quarterly. The note was paid in full on April 2, 2003.

        A description of the terms of the offer letter agreements between us and Mr. Geller and Mr. Bezdek, the employment agreement between us and Mr. Barrenechea, the stock option agreements between us and Mr. Raissi, the Severance and Change of Control Agreement between us and Mr. Baab and the Service Agreement with Mrs. Gibbs, may be found under the caption "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" above.

        We have entered into our standard form of indemnification agreement with each of our directors and officers.

        It is our current policy that all transactions between us and our officers, directors, five percent (5%) stockholders and their affiliates will be entered into only if these transactions are approved by the Company's Audit Committee, are on terms no less favorable to the Company than could be obtained from unaffiliated parties and are reasonably expected to benefit the Company.

REPORT OF AUDIT COMMITTEE

To the Board of Directors:

        We have reviewed and discussed with management the Company's audited financial statements as of and for the fiscal year ended March 31, 2004.

        We have discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

        We have received and reviewed the written disclosures and the letter from KPMG LLP required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors their independence.

        Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 2004.

        We have also considered whether the provision of services by KPMG LLP, other than services related to the audit of the financial statements referred to above and the review of the interim financial statements included in the Company's quarterly reports on Form 10-QSB for the most recent fiscal year, is compatible with maintaining the independence of KPMG LLP.

Respectfully submitted by:

Geoffrey P. Wagner
Douglass G. Marshall
Gerald F. Chew

*  *  *

        The foregoing Audit Committee Report shall not be deemed to be "soliciting material" or "filed" or incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the Report by reference in any such document.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

        Stockholders may submit proposals on matters appropriate for stockholder action at subsequent annual meetings of the Company consistent with Rule 14a-8 promulgated under the Exchange Act and the Bylaws of the Company, which may be amended from time to time. Proposals of stockholders intended to be presented at the Company's next annual meeting of stockholders must be received by the Company (Attention: Secretary, at the principal offices of the Company), no later than July 11, 2005, for inclusion in the Company's proxy statement and form of proxy for that meeting. If you intend to present a proposal at our 2005 annual meeting, but you do not intend to have it included in our 2004 proxy statement, you must provide written notice of the stockholder proposal to the Company (Attention: Secretary, at the principal offices of the Company) between the dates of July 11, 2005 and August 10, 2005.

OTHER MATTERS

        All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. Any proxy for which no instructions are given will be voted in favor of the nominees for election to the Board and the approval of the ratification of the appointment of KPMG LLP as our independent auditors for the fiscal year ending March 31, 2005.

        The Board does not intend to bring any matters before the Annual Meeting other than as stated in this Proxy Statement and is not aware that any other matters will be presented for action at the Annual Meeting. Should any other matters be properly presented, the Proxy Agents will vote the proxy with respect thereto in accordance with their best judgment, pursuant to the discretionary authority granted by the proxy.

        Copies of the Company's recent reports on Form 10-KSB and Form 10-QSB as filed with the Securities and Exchange Commission will be provided to stockholders without charge upon written or oral request to Brian C. Bezdek, Chief Financial Officer and Corporate Secretary, Raining Data Corporation, 17500 Cartwright Road, Irvine, California 92614, telephone number (949) 442-4400. Copies may also be obtained from the Company's website at www.rainingdata.com.

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual reports and proxy statements with respect to two or more securityholders sharing the same address by delivering a single annual report and proxy statement addressed to those securityholders. This process, which is commonly referred to as "householding," potentially means extra convenience for securityholders and cost savings for companies.

        This year, brokers with account holders who are Raining Data Corporation stockholders may be "householding" our proxy materials. A single annual report and proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate annual report and proxy statement, please notify your broker and direct your request to Brian C. Bezdek, Chief Financial Officer and Corporate Secretary, Raining Data Corporation, 17500 Cartwright Road, Irvine, California 92614, telephone number (949) 442-4400.

By Order of the Board of Directors,

Geoffrey P. Wagner Chairman of the Board

November 8, 2004 Irvine, California

REVOCABLE PROXY
RAINING DATA CORPORATION

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

ANNUAL MEETING OF STOCKHOLDERS—
DECEMBER 15, 2004

THIS PROXY IS BEING SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS.

The undersigned hereby appoints Geoffrey P.Wagner and Brian C. Bezdek, and each of them, with full power of substitution as proxies and agents (the "Proxy Agents"), in the name of the undersigned, to attend the Annual Meeting of Stockholders of Raining Data Corporation, a Delaware corporation, to be held at The Hilton Irvine, 18800 MacArthur Boulevard, Irvine, California 92612 on Wednesday, December 15, 2004 at 10:00 a.m. local time, or any adjournment thereof, and to vote the number of shares of Common Stock of the Company that the undersigned would be entitled to vote, and with all the power the undersigned would possess, if personally present, as follows:

Please be sure to sign and date this Proxy in the box below.	Date

Shareholder sign above Co-holder (if any) sign above
		For	With- hold	For All Except
1.	ELECTION OF DIRECTORS Carlton H. Baab Gerald F. Chew	☐	☐	☐
INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominees name in the space provided below.

		For	Against	Abstain
2.	PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP as the Company's independent auditors for the Company's current fiscal year.	☐	☐	☐
3.	In their discretion, the Proxy Agents are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED AND RETURNED TO THE COMPANY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR THE BOARD AND FOR BOARD PROPOSAL 2.

PLEASE DATE AND SIGN the enclosed proxy exactly as the name(s) appears herein and return promptly in the accompanying envelope. If the shares are held by joint tenants or as community property, both stockholders should sign.
Receipt of Notice of Annual Meeting of Stockholders, Annual Report for the year ended March 31, 2004 and Proxy Statement dated November 8, 2004, is hereby acknowledged by the undersigned.

Name, typed or printed

Tax identification or social security number

Name, typed or printed

Tax identification or social security number

Detach above card, sign, date and mail in postage paid envelope provided.

RAINING DATA CORPORATION

PLEASE ACT PROMPTLY
MARK, SIGN, DATE AND MAIL YOUR PROXY CARD TODAY.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

___________________________________________

___________________________________________

___________________________________________

QuickLinks

Annual Meeting of Stockholders—December 15, 2004 INFORMATION CONCERNING SOLICITATION AND VOTING
GENERAL INFORMATION ABOUT THE MEETING
PROPOSAL ONE ELECTION OF DIRECTORS
PROPOSAL TWO RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION AND OTHER INFORMATION
REPORT OF AUDIT COMMITTEE
STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING
OTHER MATTERS
REVOCABLE PROXY RAINING DATA CORPORATION